As filed with the Securities and Exchange
                          Commission on March 29, 1996
                                               Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                               __________________

                                    FORM S-3
                             Registration Statement
                                      Under
                           The Securities Act of 1933
                               __________________

                         THERMO INSTRUMENT SYSTEMS INC.
             (Exact name of registrant as specified in its charter)

                               ------------------

                  Delaware                                04-2925809
        (State or other jurisdiction of                (I.R.S. Employer
        incorporation or organization)                Identification No.)

                               ------------------

                                504 Airport Road
                              Post Office Box 2108
                        Santa Fe, New Mexico  87504-2108
                                 (505) 438-3171
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               __________________

                          Sandra L. Lambert, Secretary
                         Thermo Instrument Systems Inc.
                         c/o Thermo Electron Corporation
                                 81 Wyman Street
                                 P. O. Box 9046
                             Waltham, MA  02254-9046
                                 (617) 622-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                           Seth H. Hoogasian, Esquire
                                 General Counsel
                         Thermo Instrument Systems Inc.
                         c/o Thermo Electron Corporation
                                 81 Wyman Street
                       Waltham, Massachusetts 02254-9046
                              ______________________

             Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement has become effective.
PAGE

             If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment
        plans, please check the following box.  [   ]

             If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment
        plans, please check the following box.   [ x ]

                               __________________

                         CALCULATION OF REGISTRATION FEE

                                   Proposed
          Title of                  Maximum     Proposed
         securities     Amount     Offering     Maximum      Amount of
            to be        to be     Price Per   Aggregate    Registration
         registered   registered     Share   Offering Price     Fee

        Common Stock,
          $.10 par      96,029
          value per     shares     $29 9/16  $2,838,858(1)    $979 (1)
           share                      (1)

        (1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) based on the average of the high and low sales prices of the Common Stock on the American Stock Exchange on March 27, 1996.


                            -------------------------


             THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.








        PROSPECTUS

                                  96,029 Shares
PAGE

                         THERMO INSTRUMENT SYSTEMS INC.

                                  Common Stock

             This Prospectus relates to 96,029 shares (the "Shares") of Common Stock, par value $.10 per share (the "Common Stock"), of Thermo Instrument Systems Inc. (the "Company"). The Shares may be offered by the Thermo Electron Corporation Employees Stock Ownership Plan and Trust (the "Selling Shareholder" or the "Plan"), a profit sharing plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), from time to time in transactions on the American Stock Exchange, in negotiated transactions, through the writing of options on the Shares, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Alternatively, the Selling Shareholder may distribute some or all of the Shares to participants in the Plan who elect to receive distributions in kind upon the termination of the Plan. Shares not so sold or distributed may be transferred to a successor plan qualified under Section 401(a) of the Code. The Selling Shareholder and any broker-dealer who acts in connection with the sales of Shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Shares were originally acquired by the Selling Shareholder in open market transactions or in the form of contributions from the Company or from Thermo Electron Corporation, which owns a majority of the Company's outstanding capital stock ("Thermo Electron"). See "Selling Shareholder."

                                  _____________


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
            OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCU-
               RACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESEN-
                  TATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                  -------------
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





             None of the proceeds from the sale of the Shares by the Selling Shareholder will be received by the Company. The Company has agreed to bear all expenses (other than underwriting discounts and selling commissions, and fees and expenses of counsel or other advisers to the Selling Shareholder) in connection with the registration and sale of the Shares being registered hereby. The Company has agreed to indemnify the Selling Shareholder against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.


        ________, 1996

                                  _____________


             No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus regarding the Company or the offering made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any other person. All information contained in this Prospectus is as of the date of this Prospectus. Neither the delivery of this Prospectus nor any sale or distribution and resale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not be lawfully made.

                                  _____________


                              AVAILABLE INFORMATION

             The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock of the Company is listed on

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





        the American Stock Exchange, and the reports, proxy statements and other information filed by the Company with the Commission can be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

             This Prospectus, which constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act, omits certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Shares offered hereby. Statements contained herein concerning provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the applicable document filed with the Commission.

             The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents that have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to:
        Sandra L. Lambert, Secretary, Thermo Instrument Systems Inc., 81 Wyman Street, P. O. Box 9046, Waltham, Massachusetts 02254-9046 (telephone number: (617) 622-1000).


                                   THE COMPANY

             The Company manufactures and markets instruments that employ a variety of advanced analytical techniques to determine the composition, structure, and physical properties of natural and synthetic substances. The Company's instruments are used for environmental and nuclear monitoring, process control, as well as imaging, inspection, and measurement.

             The Company has adopted Thermo Electron's spinout strategy in an effort to more clearly focus its many analytical technologies on their more specific niche markets. To date, the Company has completed initial public offerings of ThermoSpectra Corporation ("ThermoSpectra") and ThermoQuest Corporation ("ThermoQuest"), has privately offered equity in Thermo BioAnalysis Corporation ("Thermo BioAnalysis"), and has privately sold convertible debentures in both Thermo Optek Corporation ("Thermo Optek") and ThermoQuest. The debentures issued by Thermo Optek are not convertible into common stock until after that company completes an initial public offering of common stock.

             ThermoSpectra manufactures and markets precision imaging, inspection, and measurement instruments based on high-speed data acquisition and digital processing technologies to provide industrial and research customers with integrated systems that

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        address their specific needs.  ThermoSpectra's products include digital oscillographic recorders and data acquisition systems that continuously measure and monitor signals from various sensors; digital storage oscilloscopes that are capable of taking hundreds of millions of measurements per second of transient signals or short bursts of data; X-ray microanalyzers used as accessories to electron microscopes to provide elemental materials analysis as a supplement to the microscope's imaging capabilities; non-destructive X-ray inspection systems for process monitoring and quality control applications; and confocal laser scanning microscopes that use laser light to generate precise optical images primarily for life science applications.

             Thermo BioAnalysis develops, manufactures, and sells capillary electrophoresis systems, matrix-assisted laser desorption/ionization time-of-flight ("MALDI-TOF") mass spectrometers, and health physics instrumentation. Capillary electrophoresis is a separation technique based on a combination of chromatographic and electroanalytical technologies and is particularly useful in biochemical, pharmaceutical, and environmental research. MALDI-TOF mass spectrometers measure the weight of the components of a sample and identify inorganic chemical components and/or inorganic elements contained within the sample. Thermo BioAnalysis' health physics division manufactures and sells radiation detection and counting instrumentation and sophisticated radiation monitoring systems to the nuclear industry throughout the world. Through the February 1996 acquisition of DLW, Thermo BioAnalysis develops, manufactures, and sells immunoassay products. Immunoassay is an analytical method used for the qualitative and quantitative analysis of biological molecules. Immunoassay products are widely used in pharmaceutical and biopharmaceutical research, as well as for clinical testing of patient samples.

             Thermo Optek is a leader in the development, manufacture, and marketing of products used for both elemental and molecular analysis. These products are based on several optical spectroscopy techniques, including atomic emission ("AE"), atomic absorption ("AA"), and Fourier transform infrared ("FT-IR") and FT-Raman technologies. Thermo Optek's AE and AA spectrometers identify and measure trace quantities of metals and other elements in a wide variety of materials, including environmental samples (such as soil, water, and wastes), foods, drugs, cosmetics, and alloys. Thermo Optek sells its products to a range of customers in manufacturing industries such as producers of aircraft, automobiles and trucks, computers, chemicals, food, pharmaceuticals, and primary metals; in service industries such as waste management companies and commercial testing laboratories; and to government and university laboratories. Thermo Optek is a leading manufacturer of sequential AE spectrometers, in which elements are analyzed one at a time, and simultaneous AE spectrometers, in which many elements can be measured at the same time. The principal type of AE spectrometer used for elemental analysis of liquids is the ICP mass

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





        spectrometer ("ICP"), which allows for simultaneous multi-element testing. Thermo Optek is a market and technology leader in ICP spectrometry and has developed the first ultratrace ICP spectrometer, the first ICP spectrometer to incorporate a solid state detector, and the first combined optical emission/mass spectrometer. Thermo Optek produces AA spectrometers in single-, double- and four-channel models. Thermo Optek is the only major producer of multichannel AA spectrometers, which provide several operational advantages over single-channel instruments, including speed of analysis, increased accuracy, reduced sample consumption, and analysis over an extended range of concentrations.

             Thermo Optek is a leading manufacturer of molecular analysis systems that use FT-IR and FT-Raman spectroscopic techniques. FT-IR and FT-Raman spectrometers are designed to nondestructively determine the chemical composition and physical properties of materials. These instruments are used in many areas of chemical research, industrial quality control, and process monitoring, and for solving a wide variety of materials-analysis problems.
        Thermo Optek offers a variety of models ranging from newly introduced models designed for routine applications to highly advanced research-grade FT-IR spectrometers.

             ThermoQuest is a leading manufacturer of commercial mass spectrometers and has pioneered many of the significant developments and applications of mass spectrometry.
        ThermoQuest's mass spectrometry products identify and measure the components of a sample for organic chemical compounds or for inorganic compounds. These instruments are used primarily by pharmaceutical companies for drug research, testing, and quality control; by environmental laboratories for testing water, air, and soil samples for compliance with environmental regulations; by chemical companies for research and quality control; by manufacturers for testing in certain industrial applications, such as the manufacture of semiconductor components, and for quality control; by food and beverage companies for quality control and to test product contamination; and in forensic applications. ThermoQuest provides both stand-alone mass spectrometers and combined systems that use its own chromatographs or those purchased from other companies. These products span a range of sensitivity, specificity, separation technologies, data-handling capabilities, sizes, and prices.

             ThermoQuest also manufactures high performance liquid chromatographs, gas chromatographs, and related instruments and equipment used principally in the research and development and production monitoring of pharmaceuticals and chemicals, and for environmental monitoring. These instruments separate the chemical components of substances for purposes of identification and measurement. Gas chromatographs and liquid chromatographs are widely used in environmental and industrial laboratories as stand-alone instruments or in conjunction with mass spectrometers, where the gas or liquid chromatograph separates a

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





        sample into individual chemical components for the mass spectrometer to identify. Applications include the identification of organic compounds, from pesticide residues on vegetables to chlorinated organics in drinking water. In 1995, ThermoQuest introduced its GCQ(TM) and LCQ(TM) benchtop gas chromatography/mass spectrometry and liquid chromatography/mass spectrometry products. These systems are based on the Company's proprietary ion trap technology and are capable of multi-stage mass spectrometry.

             In other wholly owned businesses, the Company manufactures monitoring instruments for two principal markets: the detection and measurement of nuclear radiation, and the monitoring of air pollutants including toxic and combustible gases.

             The Company's nuclear radiation monitoring instruments detect and measure alpha, beta, gamma, neutron, and X-ray radiation emitted by natural sources and by radioactive materials used in nuclear power plants and certain governmental, industrial, and medical facilities. The Company is a leading manufacturer of a broad range of stand-alone and portable instruments and computer-integrated instrument systems used to ensure the safety of personnel from exposure to nuclear radiation. In addition, the Company is a major supplier of instruments and systems that are manufactured to European standards for personnel protection and environmental monitoring. The Company also manufactures industrial gauging and process control instruments used principally by manufacturers of flat sheet materials, including metals, plastics, rubber, paper, and fibers.

             The Company's air-monitoring instruments measure pollutants in ambient air and from stationary sources such as industrial smokestacks. The principal pollutants measured are oxides of nitrogen, sulfur dioxide, carbon monoxide, ozone, and volatile organic compounds. These instruments are used by utility and industrial customers to ensure compliance with environmental regulations, by government agencies to monitor air quality, and by research facilities. The Occupational Safety and Health Administration's safety requirements for protecting workers from toxic or explosive atmospheres in confined spaces are addressed with the Company's detectors, instruments, and systems for sensing, monitoring, and warning of such dangers. These worker-safety products are used in a wide range of applications, from large petrochemical plants, utilities, and industrial manufacturing facilities to commercial buildings.

             The 1995 acquisition of the Analytical Instrument Division of Analytical Technology, Inc. added to the Company's product offerings in several analytical areas, notably in ultraviolet visual spectrometry and thermogravimetric analysis ("TGA"). Ultraviolet visual spectrometry instruments are based upon the selective absorbence of ultraviolet radiation by various substances. An important use of ultraviolet instruments is the

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        identification and determination of biologically active
        substances. These instruments are often used by life science researchers, pharmaceutical companies, and environmental testing laboratories. TGA systems are employed in the chemicals, plastics-polymers, and pharmaceutical industries for measuring changes in mass as a function of temperature. Specific fields which have widely used TGA include studies involving the thermal stability of minerals, pyrolysis of coals and petroleums, and thermochemical reactions of ceramics and cements.

             In addition, the Company manufactures equipment that provides on-line, real-time analysis of elements in bulk raw materials, such as coal and cement. These analyzers are used by utilities to determine the sulfur content of coal to ensure compliance with air quality standards and by the cement industry to test raw materials to assure product quality and uniformity.

             The Company also participates in the process monitoring, analysis, gauging, and control instruments markets, primarily for the oil, gas, and petrochemical industries. The Company manufactures and markets a number of process monitoring, analysis, and control systems including: analog and digital recorders for continuous process industries; process and laboratory analytical instruments and monitors to detect lethal gases for the oil, gas, and petrochemical industries; supervisory control and data acquisition software for process monitoring and operator interface in a variety of industrial processes; and turnkey, integrated systems to control networks of distant oil and gas wells.

             The Company also manufactures and markets process gauges and noncontacting and nonintrusive process control instrumentation to measure liquid levels, density, weight, and flows for a variety of industries. Application examples include measuring levels in a pharmaceutical reactor, determining the percentage by weight of solids contained in a mining slurry, or monitoring the flow of fluid into a wastewater treatment facility. The Company's X-ray fluorescence instruments allow for the nondestructive analysis of inorganic elements. Applications include alloy identification, on-line process monitoring and quality control, characterization of toxic metals in soil, and thickness and/or composition of semiconductor thin films.

             The Company is a majority-owned, publicly traded subsidiary of Thermo Electron. As of December 30, 1995, Thermo Electron owned 78,459,585 shares of the Common Stock of the Company, representing approximately 86% of such Common Stock outstanding. The Company's principal executive offices are located at 504 Airport Road, Post Office Box 2108, Santa Fe, New Mexico 87504-2108, and its telephone number is (505) 438-3171.
                               SELLING SHAREHOLDER

             The following table sets forth the name of the Selling Shareholder, the number of shares of Common Stock owned by the

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        Selling Shareholder, the number of Shares that may be offered by the Selling Shareholder pursuant to this Prospectus, and the number of Shares the Selling Shareholder will own after completion of the offering, assuming all of the Shares being offered hereby are sold.

                                    Shares of
                                      Common                   Shares
                                      Stock                     Owned
                                      Owned                     After
                                     Prior to     Shares     Completion
            Selling Shareholder        the         Being       of the
            -------------------
                                     Offering     Offered     Offering
                                     --------     -------     --------


             Thermo Electron
             Corporation Employees    96,029      96,029          0
             Stock Ownership Plan
             and Trust

        __________________

             (1) Certain officers and directors of the Company and/or of Thermo Electron are trustees of the Selling
                  Shareholder.

             The Shares are being registered to permit the sale of the Shares by the Selling Shareholder to the public. All of the Shares being offered by the Selling Shareholder were originally acquired by the Selling Shareholder in open market transactions or in the form of contributions from the Company or from Thermo Electron. The Selling Shareholder is selling the Shares in connection with the liquidation and termination of the Plan in order to repay loans made to the Plan by Thermo Electron and to distribute the remaining proceeds to beneficiaries of the Plan. Thermo Electron has agreed to bear all expenses (other than underwriting discounts, selling commissions, and fees and expenses of counsel and other advisors to the Selling Shareholder) in connection with the registration and sale of the Shares being offered by the Selling Shareholder. See "Sale of Shares." The Company has agreed to prepare and file such amendments and supplements to the Registration Statement of which this Prospectus forms a part as may be necessary to keep the Registration Statement effective until all the Shares registered thereunder have been sold pursuant thereto or until, by reason of Rule 144(k) of the Commission under the Securities Act or any other rule of similar effect, the Shares are no longer required to be registered for the sale thereof by the Selling Shareholder.


                                 SALE OF SHARES

             The Company has been advised that the Selling Shareholder may sell Shares from time to time in transactions on the American

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        Stock Exchange, in negotiated transactions, through the writing of options on the Shares, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market price or at negotiated prices. The Selling Shareholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Alternatively, the Selling Shareholder may distribute some or all of the Shares to participants in the Plan who elect to receive distributions in kind upon the termination of the Plan. Shares not so sold or distributed may be transferred to a successor plan qualified under Section 401(a) of the Code.

             The Selling Shareholder and any broker-dealers who act in connection with the sale of Shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to indemnify the Selling Shareholder against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

             The following documents previously filed with the Commission are incorporated in this Prospectus by reference:

             (1) The Company's Annual Report on Form 10-K for the year ended December 30, 1995.

             (2) The description of the Common Stock which is contained in the Company's Registration Statement on Form 8-A, filed under the Exchange Act, as amended.

                  All reports or proxy statements filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies, supersedes or replaces that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

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                                  LEGAL MATTERS

             The validity of the Common Stock offered hereby has been passed upon by Seth H. Hoogasian, Esq., General Counsel of the Company. Mr. Hoogasian owns or has the right to acquire, pursuant to the exercise of stock options, shares of the Common Stock of the Company and of certain of the Company's subsidiaries, the fair market value of which exceeds $50,000.


                                     EXPERTS

             The financial statements and schedule of the Company for the year ended April 1, 1995, incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K, as amended, for the year ended April 1, 1995 have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

































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                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

             Item 14.  Other Expenses of Issuance and Distribution.

             The expenses incurred by the Company in connection with the issuance and distribution of the securities being registered are as follows. All amounts are estimated except the Securities and Exchange Commission registration fee.

                                                              Amount
                                                              ------

             Registration fee - Securities and Exchange
             Commission ...................................$      979
             Legal fees and expenses ......................     1,000
             Accounting fees and expenses .................     2,000

             Miscellaneous ................................     1,000
                  Total ...................................$    4,979


        Item 15.  Indemnification of Directors and Officers.

             The Delaware General Corporation Law and the Company's Certificate of Incorporation and By-Laws limit the monetary liability of directors to the Company and to its stockholders and provide for indemnification of the Company's officers and directors for liabilities and expenses that they may incur in such capacities. In general, officers and directors are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. The Company also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

             Thermo Electron Corporation has an insurance policy which insures the directors and officers of Thermo Electron and its subsidiaries, including the Company, against certain liabilities which might be incurred in connection with the performance of their duties.


             Item 16.  Exhibits and Financial Statement Schedules.

             See the Exhibit Index included immediately preceding the exhibits to this Registration Statement.

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             Item 17.  Undertakings.

             (a)  The undersigned Registrant hereby undertakes:

                   (1) To file, during any period in which offers or
                       sales are being made, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or
                            events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                       (iii)To include any material information with
                            respect to the plan of distribution not
                            previously disclosed in the registration statement or any material change to such information in the registration statement.

                            Provided, however, that paragraphs (a)(1)(i)
                       and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the

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                       securities offered therein, and the offering of
                       such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
        Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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





                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 29th day of March, 1996.

                                      THERMO INSTRUMENT SYSTEMS INC.

                                      By:  Arvin H. Smith
                                           -------------------------
                                           Arvin H. Smith, President
                                           and Chief Executive Officer


             KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John N. Hatsopoulos, Paul F. Kelleher, Seth H. Hoogasian, Sandra L. Lambert and Jonathan W. Painter, and each of them, as his true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature        Title
               ---------        -----
                                Title                      Date
- -                                                          ----




                               President, Chief
                               Executive
        Arvin H. Smith         Officer and Director    March 29, 1996
        Arvin H. Smith

                               Vice President, Chief
                               Financial Officer and
        John N. Hatsopoulos    Director                March 29, 1996

        John N. Hatsopoulos
                               Chief Accounting
        Paul F. Kelleher       Officer                 March 29, 1996
        Paul F. Kelleher

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





               Signature        Title
               ---------        -----
                                                           Date
       ----                                                ----




        Marshall J. Armstrong  Director                March 29, 1996
        Marshall J. Armstrong



        Frank Borman           Director                March 29, 1996
        Frank Borman



        George N. Hatsopoulos  Chairman of the Board   March 29, 1996
        George N. Hatsopoulos



        Elias P. Gyftopoulos   Director                March 29, 1996
        Elias P. Gyftopoulos



        Robert C. Howard       Director                March 29, 1996

        Robert C. Howard


        Frank Jungers          Director                March 29, 1996

        Frank Jungers


        Robert A. McCabe       Director                March 29, 1996

        Robert A. McCabe


        Polyvios C. Vintiadis  Director                March 29, 1996

        Polyvios C. Vintiadis

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





                                  EXHIBIT INDEX


        Exhibit
        Sequential
        Number         Description of Exhibit                   Page No.
        ------         ----------------------                   --------


            5        Opinion of Seth H. Hoogasian, Esq.

             23(a)    Consent of Arthur Andersen LLP

               (b)    Consent of Seth H. Hoogasian, Esq.
                      (contained in Exhibit 5)

             24       Power of Attorney (See Signature Page)